Exhibit 99.1-A

EXHIBIT A
WILTEX “A” INC.
A Nevada Corporation

CORPORATE INFORMATION

Legal Name of Public Company	WILTEX "A" INC.

Federal I.D. Number	43-1954076

S.E.C. FILE / Numbers:	049827

S.E.C Reporting Status	Reporting Company; current in
all filings to date

S.E.C. Form 10-SB Effective Date	JUNE 2002 (no further comments)

State of Incorporation, Date of Formation	NEVADA on MARCH 14, 2002

Net Equity	-0-

Underwriter	Self

STOCK INFORMATION

Classes of Stock	Common Stock, $.0001 par value;
Preferred Stock, $.0001 par value

Authorized Shares	100,000,000 common shares;

Issued and Outstanding Shares	5,040,000 common shares;

Number of “Control Shares” available:	4,200,000 common stock (99.2%)

Warrants and Options Outstanding:	None

OTC Trading Symbol	15c2-11 (Form 211) to be filed with NASD through sponsoring market maker after business combination is completed.

Market Makers	To be selected

Transfer Agent and Registrar	The Company currently acts as its own transfer agent and registrar.

 4